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EXHIBIT 99.2

EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT (this "Agreement") dated as of April 14, 2004 between FOSTER WHEELER LTD., a Bermuda company (the "Company"), and JOHN T. LA DUC (the "Executive").

        The Executive and the Company wish to enter into an employment relationship on the terms and conditions set forth in this Agreement.

        Accordingly, the Company and the Executive hereby agree as follows:

        1.    Employment, Duties and Acceptance.

          1.1    Employment, Duties.    The Company hereby agrees to continue to employ the Executive for the Term (as defined in Section 2 below), to render exclusive and full-time services to the Company, in the capacity of Executive Vice President and Chief Financial Officer of the Company and to perform such other duties consistent with such position (including service as a director or officer of any affiliate of the Company if elected) as may be assigned by the Chief Executive Officer of the Company; provided, however, that the Executive may (i) subject to the approval of the Board of Directors of the Company (the "Board"), serve on the Board of Directors of not more than two for-profit businesses that do not compete with the Company, and (ii) participate in civic, charitable, industry, and professional organizations to the extent that such participation does not materially interfere with the performance of Executive's duties hereunder. The Executive's title shall be Executive Vice President and Chief Financial Officer, or such other titles of at least equivalent level consistent with the Executive's duties from time to time as may be assigned to the Executive by the Company consistent with such position, and the Executive shall have all authorities as are customarily and ordinarily exercised by executives in similar positions in similar businesses of similar size in the United States. The Executive shall report to the Chief Executive Officer of the Company.

          1.2    Acceptance.    The Executive hereby accepts such employment and agrees to render the services described above. During the Term, and consistent with the above, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Company's interests.

          1.3    Location.    The duties to be performed by the Executive hereunder shall be performed primarily at the Company's offices in Clinton, New Jersey, subject to reasonable travel requirements consistent with the nature of the Executive's duties from time to time on behalf of the Company. The Executive shall keep Executive's primary residence within reasonable daily commute of the Clinton, New Jersey area throughout the Term after relocating pursuant to Section 7 below.

        2.    Term of Employment.

        The term of the Executive's employment under this Agreement (the "Term") shall commence on April 14, 2004 (the "Effective Date"), and shall end on the earlier of (i) the third anniversary of the Effective Date, or (ii) the date on which the Term is terminated pursuant to Section 4 below.

        3.    Compensation; Benefits.

          3.1    Salary.    As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay to the Executive during the Term a base salary, payable monthly in arrears, at the initial annual rate of $450,000 (the "Base Salary"). On each anniversary of the Effective Date or such other appropriate date during each year of the Term when the salaries of executives at the Executive's level are normally reviewed, the Company shall review the Base Salary and determine if, and by how much, the Base Salary should be increased. All payments of Base Salary or other compensation hereunder shall be less such deductions or withholdings as are required by applicable law and regulations.

          3.2    Bonus.

            3.2.1     Executive shall be eligible to participate, as determined by the Compensation Committee of the Board, in the Company's annual incentive program as in effect from time to time for executives at the Executive's level. Initially, the Executive's participation shall be in the discretionary bonus program designated the "Foster Wheeler Annual Incentive Plan for 2002 and Subsequent Years." The Executive's participation will be such that he shall be eligible for an annual incentive bonus at a target opportunity of sixty percent (60%) of Base Salary (up to a maximum of one hundred eighty percent (180%) of Base Salary) based upon whether, and the extent to which, he has achieved certain business objectives established by the Chief Executive Officer. The actual amount of any annual incentive bonus shall be determined by and in accordance with the terms of the Company's annual incentive program as in effect from time to time, and the Executive shall have no absolute right to an annual incentive bonus in any year.

            3.2.2     The Company shall pay to the Executive on the Effective Date a bonus in the amount of $166,250 ("Signing Bonus"). If the Company terminates the Executive for Cause (as defined below) or if the Executive terminates employment with the Company other than with Good Reason (as defined below), in either event before the first anniversary of the Effective Date, the Executive shall repay to the Company, within 30 days of such termination, the net, after-tax amount related to $150,000 of the Signing Bonus.

          3.3    Stock Options.    Executive shall be eligible for annual stock option grants, as determined by the Compensation Committee of the Board, under the Company's stock option plan covering executives at the Executive's level, as in effect from time to time.

          3.4    Restricted Stock.    If the Company consummates the equity-for-debt exchanges substantially as described in the Company's Form 10-K for the fiscal year ended December 26, 2003 (and Forms S-4 described therein), the Company shall award the Executive 550,000 shares of Company restricted stock. In such case, 183,334 of such shares shall vest on the date immediately preceding the second anniversary of the Effective Date, and the remaining 366,666 of such shares shall vest on the date immediately preceding the third anniversary of the Effective Date.

          3.5    Business Expenses.    The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, subject to and in accordance with applicable expense reimbursement and related policies and procedures as in effect from time to time.

          3.6    Vacation.    During the Term, the Executive shall be entitled to an annual five-week paid vacation period in accordance with the applicable executive vacation policy as in effect from time to time.

          3.7    Benefits and Perquisites.

            3.7.1     During the Term, the Executive shall be entitled to participate in those defined benefit, defined contribution, group insurance, medical, dental, disability and other benefit plans of the Company as from time to time in effect and on a basis no less favorable than any other executive at the Executive's level.

            3.7.2     During the Term, the Executive shall be entitled to receive the following perquisites:

              (i)    Company-furnished automobile at a level no less favorable than any other executive at the Executive's level;

              (ii)   Reimbursement net of taxes for the cost of annual financial planning services at a level no less favorable than any other executive at the Executive's level;

              (iii)  Reimbursement net of taxes on a one-time basis for legal expenses associated with estate planning at a level no less favorable than any other executive at the Executive's level;

              (iv)  Facsimile machine for use at the Executive's home; and

              (v)   Annual physical examination at a level no less favorable than any other executive at the Executive's level.

          3.8    Change of Control.    The Executive shall be covered under the Company's Change in Control Agreement as in effect from time to time for executives at the Executive's level. Any amounts and/or benefits payable, paid, or provided to the Executive under such Change in Control Agreement shall be in lieu of and not in addition to amounts and/or benefits payable or provided under this Agreement. This Agreement is not intended to preclude benefits payable under the Change in Control Agreement should the events described therein occur.

        4.    Termination.

          4.1    Termination Events.

            4.1.1     Executive's employment and the Term shall terminate immediately upon the occurrence of any of the following:

              (i)    the death of the Executive;

              (ii)   the physical or mental disability of the Executive, whether totally or partially, such that with or without reasonable accommodation the Executive is unable to perform the Executive's material duties, for a period of not less than one hundred and eighty (180) consecutive days; or

              (iii)  notice of termination for "Cause". As used herein, "Cause" means (i) conviction of, or plea of guilty to, a felony (except for motor vehicle violations); (ii) the Executive engages in conduct that constitutes gross misconduct or fraud in connection with the Executive's duties; or (iii) material breach of the Agreement that the Executive has not cured to the Company's reasonable satisfaction within thirty (30) days after the Company has provided the Executive written notice of the breach.

            4.1.2     The Executive may immediately resign the Executive's position for Good Reason and, in such event, the Term shall terminate. As used herein, "Good Reason" means without the Executive's consent (i) material change in Executive's position causing it to be of materially less stature or responsibility; (ii) a change in Executive's reporting relationship; (iii) relocation of the Executive's principal business location by the Company of greater than fifty (50) miles, or (iv) reduction of Base Salary and benefits except for across-the-board changes for executives at the Executive's level.

            4.1.3     The Company may terminate the Executive's employment thirty (30) days following notice of termination without Cause given by the Company and, in such event, the Term shall terminate. During such thirty (30) day notice period, the Company may require that the

    Executive cease performing some or all of the Executive's duties and/or not be present at the Company's offices and/or other facilities.

            4.1.4     The Executive may voluntarily resign the Executive's position effective thirty (30) days following notice to the Company of the Executive's intent to voluntarily resign without Good Reason and, in such event, the Term shall terminate. During such thirty (30) day notice period, the Company may require that the Executive cease performing some or all of the Executive's duties and/or not be present at the Company's offices and/or other facilities.

            4.1.5     The date upon which Executive's employment and the Term terminate pursuant to this Section 4.1 shall be the Executive's "Termination Date" for all purposes of this Agreement.

          4.2    Payments Upon a Termination Event.

          4.2.1     Following any termination of the Executive's employment, the Company shall pay or provide to the Executive, or the Executive's estate or beneficiary, as the case may be, (i) Base Salary earned through the Termination Date; (ii) the balance of any awarded but as yet unpaid, annual cash incentive or other incentive awards for any calendar year prior to the calendar year during which the Executive's Termination Date occurs; (iii) a payment representing the Executive's accrued but unused vacation; (iv) any vested, but not forfeited benefits on the Termination Date under the Company's employee benefit plans in accordance with the terms of such plans; and (v) benefit continuation and conversion rights to which the Executive is entitled under the Company's employee benefit plans.

          4.2.2     Following a termination by the Company without Cause or by the Executive for Good Reason, the Company shall pay or provide to the Executive in addition to the payments in Section 4.2.1 above, (i) Base Salary at the rate in effect on the Termination Date ("Termination Base Salary Rate"), payable monthly following the Termination Date and continuing for twenty-four months thereafter; (ii) an annual cash incentive payment for the calendar year that includes the Executive's Termination Date and the following calendar year equal to a percentage of the Termination Base Salary Rate equal to the average percentage of base salaries paid as bonuses to the executives of the Company at the Executive's level under the Company's annual incentive program during such applicable calendar year and payable at the time that the Company pays annual cash incentive payments to other participants in such program; (iii) two additional years of age and service to be credited under the Company's pension plan and supplemental pension plan; (iv) two years of continued health and welfare benefit plan coverage following the Termination Date (excluding any additional vacation accrual or sick leave) at active employee levels and active employee cost; (v) except as prohibited by law, removal of transfer and other restrictions from all shares of capital stock of the Company registered in the Executive's name; (vi) full vesting of all stock options to purchase shares of capital stock of the Company; and (vii) executive level career transition assistance services by a firm selected by the Executive and approved by the Company and in an amount not to exceed $8,000. Notwithstanding any other provision of this Agreement, as consideration for the pay and benefits that the Company shall provide the Executive pursuant to this Section 4.2.2, the Executive shall provide the Company an enforceable waiver and release agreement in a form substantially similar to that attached as Attachment B to this Agreement.

          4.3    No Mitigation.    Upon termination of the Executive's employment with the Company, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement.

        5.    Protection of Confidential Information; Non-Competition.

          5.1   The Executive acknowledges that the Executive's services will be unique, that they will involve the development of Company-subsidized relationships with key customers, suppliers, and service providers as well as with key Company employees and that the Executive's work for the Company will give the Executive access to highly confidential information not available to the public or competitors, including trade secrets and confidential marketing, sales, product development and other data and information which it would be impracticable for the Company to effectively protect and preserve in the absence of this Section 5 and the disclosure or misappropriation of which could materially adversely affect the Company. Accordingly, the Executive agrees:

            5.1.1     except in the course of performing the Executive's duties provided for in Section 1.1, not at any time, whether before, during or after the Executive's employment with the Company, to divulge to any other entity or person any confidential information acquired by the Executive concerning the Company's or its subsidiaries' or affiliates' financial affairs or business processes or methods or their research, development or marketing programs or plans, or any other of its or their trade secrets. The foregoing prohibitions shall include, without limitation, directly or indirectly publishing (or causing, participating in, assisting or providing any statement, opinion or information in connection with the publication of) any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not) concerning any of the foregoing, publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial. In the event that the Executive is requested or required to make disclosure of information subject to this Section 5.1.1 under any court order, subpoena or other judicial process, then, except as prohibited by law, the Executive will promptly notify the Company, take all reasonable steps requested by the Company to defend against the compulsory disclosure and permit the Company to control with counsel of its choice any proceeding relating to the compulsory disclosure. The Executive acknowledges that all information, the disclosure of which is prohibited by this section, is of a confidential and proprietary character and of great value to the Company and its subsidiaries and affiliates.

            5.1.2     to deliver promptly to the Company on termination of the Executive's employment with the Company, or at any time that the Company may so request, all confidential memoranda, notes, records, reports, manuals, drawings, software, electronic/digital media records, blueprints and other documents (and all copies thereof) relating to the Company's (and its subsidiaries' and affiliates') business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

          5.2   In consideration of the Company's entering into this Agreement, the Executive agrees that at all times during the Term and thereafter for the time period described hereinbelow, the Executive shall not, directly or indirectly, for Executive or on behalf of or in conjunction with, any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

            5.2.1     until the first anniversary of the Termination Date, engage in any activity for or on behalf of a Competitor, as director, employee, shareholder, consultant or otherwise, which is the same as or similar to activity in which Executive engaged at any time during the last two (2) years of employment by the Company;

            5.2.2     until the second anniversary of the Termination Date, (i) call upon any Person who is, at such Termination Date, engaged in activity on behalf of the Company or any subsidiary or affiliate of the Company for the purpose or with the intent of enticing such Person to cease such activity on behalf of the Company or such subsidiary or affiliate; or (ii) solicit, induce, or attempt to induce any customer of the Company to cease doing business in whole or in part with or through the Company or a subsidiary or affiliate, or to do business with any Competitor.

        For purposes of this Agreement, "Competitor" means a person or entity who or which is engaged in a material line of business conducted by the Company. For purposes of this Agreement, "a material line of business conducted by the Company" means an activity of the Company generating gross revenues to the Company of more than twenty-five million dollars ($25,000,000) in the immediately preceding fiscal year of the Company.

          5.3   If the Executive commits a breach or threatens to breach any of the provisions of Section 5.1 or 5.2 hereof, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by injunction or otherwise by any court having jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to the Company in addition to money damage and that money damages alone will not provide a complete or adequate remedy to the Company, it being further agreed that such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

          5.4   If any of the covenants contained in Sections 5.1, 5.2 or 5.3, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          5.5   The period during which the prohibitions of Section 5.2 are in effect shall be extended by any period or periods during which the Executive is in violation of Section 5.2.

          5.6   If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, are held to be unenforceable, the parties agree that the court making such determination shall have the power to revise or modify such provision to make it enforceable to the maximum extent permitted by applicable law and, in its revised or modified form, said provision shall then be enforceable.

          5.7   The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5.1, 5.2 and 5.3 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties' hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

        6.    Intellectual Property.

        Notwithstanding and without limiting the provisions of Section 5, the Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with or during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder), the Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

        7.    Relocation.

        The Executive's relocation to the Clinton, New Jersey area will be handled in accordance with Attachment A ("Relocation Program") hereto or in accordance with Attachment A as it may be modified by mutual agreement of the Executive and the Chief Executive Officer of the Company.

        8.    Indemnification.

        In addition to any rights to indemnification to which the Executive is entitled under the Company's charter and by-laws, to the extent permitted by applicable law, the Company will indemnify, from the assets of the Company supplemented by insurance in an amount determined by the Company, the Executive at all times, during and after the Term, and, to the maximum extent permitted by applicable law, shall pay the Executive's expenses (including reasonable attorneys' fees and expenses, which shall be paid in advance by the Company as incurred, subject to recoupment in accordance with applicable law) in connection with any threatened or actual action, suit or proceeding to which the Executive may be made a party, brought by any shareholder of the Company directly or derivatively or by any third party by reason of any act or omission or alleged act or omission in relation to any affairs of the Company or any subsidiary or affiliate of the Company of the Executive as an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The Company shall use its best efforts to maintain during the Term and thereafter insurance coverage sufficient in the determination of the Company to satisfy any indemnification obligation of the Company arising under this Section 8.

  9.
  Notices.

        All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, one day after sent by overnight courier or three days after mailed first class, postage prepaid, by registered or certified mail, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

  If to the Company, to:

Foster Wheeler, Inc.
Perryville Corporate Park
Clinton, NJ 08809-4000
Attention: General Counsel

        If to the Executive, to the Executive's principal residence as reflected in the records of the Company.

  10.
  General.

          10.1    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey applicable to agreements made between residents thereof and to be performed entirely in New Jersey.

          10.2    The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          10.3    This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          10.4    This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive, nor may the Executive pledge, encumber or anticipate any payments or benefits due hereunder, by operation of law or otherwise. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to a third party in connection with any sale, transfer or other disposition of all or substantially all of any business to which the Executive's services are then principally devoted, provided that no assignment pursuant to clause (ii) shall relieve the Company from its obligations hereunder to the extent the same are not timely discharged by such assignee.

          10.5    The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Term to the extent necessary to the intended preservation of such rights and obligations.

          10.6    This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          10.7    This Agreement may be executed in two or more counterparts, each of which shall he deemed to be an original but all of which together will constitute one and the same instrument.

          10.8    The parties acknowledge that this Agreement is the result of arm's-length negotiations between sophisticated parties each afforded the opportunity to utilize representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

  11.
  Dispute Resolution.

        Subject to the rights of the Company pursuant to Section 5.3 above, any controversy, claim or dispute arising out of or relating to this Agreement, the breach thereof, or the Executive's employment by the Company shall be settled by arbitration with three arbitrators. The arbitration will be administered by the American Arbitration Association in accordance with its National Rules for Resolution of Employment Disputes. The arbitration proceeding shall be confidential, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall take place in the Clinton, New Jersey area, or in any other mutually agreeable location. In the event any judicial action is necessary to enforce the arbitration provisions of this Agreement, sole jurisdiction shall be in the federal and state courts, as applicable, located in New Jersey. Any request for interim injunctive relief or other provisional remedies or opposition thereto shall not be deemed to be a waiver or the right or obligation to arbitrate hereunder. The arbitrator shall have the discretion to award reasonable attorneys' fees, costs and expenses to the prevailing party. To the extent a party prevails in any dispute arising out of this Agreement or any of its terms and provisions, all reasonable costs, fees and expenses relating to such dispute, including the parties' reasonable legal fees, shall be borne by the party not prevailing in the resolution of such dispute, but only to the extent that the arbitrator or court, as the case may be, deems reasonable and appropriate given the merits of the claims and defenses asserted.

  12.
  Free to Contract.

        The Executive represents and warrants to the Company that Executive is able freely to accept engagement and employment by the Company as described in this Agreement and that there are no existing agreements, arrangements or understandings, written or oral, that would prevent Executive from entering into this Agreement, would prevent Executive or restrict Executive in any way from rendering services to the Company as provided herein during the Term or would be breached by the future performance by the Executive of Executive's duties hereunder. The Executive also represents and warrants that no fee, charge or expense of any sort is due from the Company to any third person engaged by the Executive in connection with Executive's employment by the Company hereunder, except as disclosed in this Agreement.

[Space Intentionally Left Blank]

  13.
  Subsidiaries and Affiliates.

        As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the Company or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the Company or other business entity in question.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FOSTER WHEELER LTD.
By:	/s/ RAYMOND J. MILCHOVICH Name: Raymond J. Milchovich Title: Chairman, President & CEO

JOHN T. LA DUC

/s/ JOHN T. LADUC

ATTACHMENT A

RELOCATION PROGRAM

        This outlines what Foster Wheeler will provide in connection with your relocation to (Perryville) Clinton, NJ. The terms, conditions and guidelines are set out below.

1.
Foster Wheeler guarantees that you will receive, at minimum, the market value for your home. In order to determine the market value, two (2) Broker Market Analyses (BMA) will be ordered on your home from two (2) separate real estate firms. Crown Relocation, specifically Margaret Bonitz, will coordinate all activity relevant to the sale of your home.

Contact Information:	Margaret Bonitz, Crown Relocation 22 Thorndal Circle—3rd Floor Darien, CT 06820-5421 Phone: 203-656-2963 Fax: 203-656-0136 Email: mbonitz@crownrelo.com
2.
Crown Relocation will provide you with real estate firms from which to select a suitable agent. You may list your home at or above the estimated sales price as determined by the BMAs, but not to exceed 10% above the estimated sales price.

3.
Should you receive an acceptable offer on your property, this offer will determine the market value. Crown Relocation will purchase your home based on this buyer's offer price (Buyer Value Offer).

4.
If you are unable to sell your home within 45 days of the initial list date, two (2) appraisals will be ordered on your home. The average of these appraisals will be considered the market value and you will receive a guaranteed offer from Crown Relocation based on this market value less any repairs indicated by an inspection report. Should the appraisals vary by more than 5%, another appraisal will be ordered and the two closest will determine the market value. The appraisals will be marketing appraisals encompassing listing comparables as well as sold comparables, and all appraisers will be "Senior Residential Appraisers."

5.
In the event a valid offer to purchase is received from a buyer (within three (3) months of the initial list date and after the appraised value has been determined), which exceeds the guaranteed offer from Crown Relocation, Crown Relocation will amend the guaranteed offer to reflect the higher offer amount. This is true even if you have taken an "advance on equity."

6.
The three (3) month total marketing time begins once you have listed your home with the agent. We anticipate that this listing will be in a timely basis.

7.
It is further agreed that if you are unable to sell your home within three months, Crown Relocation will pay all mortgage payments and expenses incurred for the upkeep of the property starting at such time that you vacate the premises. In return, you agree to accept as full payment of the equity in your home the offer based on the appraisals (less the costs of any repairs). You further agree that you assign all rights and interest on your home to Crown Relocation on behalf of Foster Wheeler. If the purchase of a new home requires the sale of your previous home, the company will purchase the home before the three (3) month period ends.

8.
Crown Relocation will have an agent in the new location contact you as soon as possible after your relocation has been agreed to. This agent will be overseen by Crown Relocation to make sure you receive "Buyer Representation" in any purchase you make. The agent will also furnish written information on your new location (such as schools, shopping, medical, etc.).

9.
You will be provided with house hunting trip(s) to locate your new home.

10.
When you are ready to close on your new home Crown Relocation will wire funds to the closing attorney or title company representing your equity along with the closing costs that Foster Wheeler will pay.

  The cost consists of the following:

1% origination fee	recording fees
appraisal	title insurance
credit report	survey
attorney fees	home inspections
flood certification	underwriting fees
tax service fee	transfer tax
11.
One of the most important advantages to this relocation program is that you will have NO CLOSING COSTS on the sale of your home. Crown Relocation will present you with a settlement statement showing the offer price less the unpaid mortgage balance(s) and prorating of property taxes and/or homeowner association fees. This means all cost of selling your home will be absorbed by Foster Wheeler as expense. It is important that all rules of the IRS, as explained by Crown Relocation, must be followed to insure these savings.

12.
Crown Relocation will make arrangements to have temporary housing set up when needed, and this will be done on a direct bill basis so you will not have to advance any funds. Temporary housing will be provided for up to three (3) months. All travel will be charged to your corporate American Express Card along with the hotel you may need while on relocation business (housing search, etc.). Please save all receipts to attach to expense reports and forward to me. Please do not combine a business trip expense with the relocation expense, as these must be kept separate.

13.
Foster Wheeler will provide for the moving and storage (if necessary) of your household goods and automobiles. Crown Relocation will make arrangements for a moving coordinator to do a survey at your convenience.

14.
You will be provided with a one-time payment equal to 2 1/2 times your weekly salary upon the purchase of your new home. This payment is for all non-itemized related moving expenses.

15.
All reimbursements (if necessary) will be "grossed up" to lessen the impact of your personal income tax liability.

16.
Crown Relocation will provide expense administration services during your relocation. Blank expense forms can be obtained from Debbie Matarazzo in the Human Resource Dept. and are to be used when you encounter relocation expenses eligible for reimbursement Once you have signed the expense report, please forward to Debbie Matarazzo at Foster Wheeler Inc., Human Resources Dept. 6918. We request that you submit your expenses monthly. All reimbursements will be "grossed up" (if necessary) to lessen the impact of your personal income tax liability. Please be sure to include only relocation expenses on the expense report. At the end of the tax year when expenses were incurred, you will receive a report detailing all expenses reimbursed, the tax impact, and the tax contribution (gross-up) made by Foster Wheeler.

  Please note: Once you have obtained your manager's approval on your expense report, please ask your manager to return your report to you. Please send approved expense report to:

Debbie Matarazzo, c/o Foster Wheeler Inc.
Human Resources Dept. 65918
Perryville Corporate Park
Clinton, NJ 08809

After reading these guidelines, please feel free to contact Debbie Matarazzo at 908-713-3454 with any questions you may have. Please let me assure you that everything possible will be done to make your relocation smooth and as stress free as possible.

2

ATTACHMENT B
FOSTER WHEELER LTD.
WAIVER AND RELEASE AGREEMENT

(1)
In consideration for the separation amounts and benefits to be provided to me under Section 4.2.2 of my April 14, 2004 Employment Agreement (the "Employment Agreement"), I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge FOSTER WHEELER LTD. (hereinafter referred to as the "Company") and the Company's subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including its and their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as "Releasees"), from any and all known or unknown actions, causes of action, claims or liabilities of any kind which have or could be asserted against the Releasees arising out of or related to my employment with and/or separation from employment with the Company and/or any of the Releasees and/or any other occurrence up to and including the date of this Waiver and Release Agreement, including but not limited to:

(a)
claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended (the "ADEA"), the Employee Retirement Income Security Act, as amended, the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

(b)
claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or

(c)
any other claim whatsoever including, but not limited to, claims for severance pay, claims based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees, but excluding the filing of an administrative charge of discrimination, any claims which I may make under state workers' compensation or unemployment laws, claims based upon Sections 4.2.1, 4.2.2 or 8 of the Employment Agreement, and/or claims which by law I cannot waive.

(2)
I also agree never to initiate legal action against any of the Releasees or become party to such legal action on the basis of any claim of any type whatsoever arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees, other than legal action to challenge this Waiver and Release Agreement under ADEA or to enforce the payment of the separation amounts and benefits to me under Sections 4.2.1, 4.2.2, or 8 of the Employment Agreement.

(3)
I further acknowledge and agree that if I breach the provisions of paragraph (2) above, then (a) the Company shall be entitled to receive without bond an injunction to restrain any violation of paragraph (2) above, (b) the Company shall not be obligated to make payment of the Employment Agreement Section 4.2.2 separation amounts and benefits to me, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Waiver and Release Agreement and defending against such legal action (including court costs, expenses and reasonable legal fees), and (d) as an alternative to (c), at the Company's option, I shall be obligated upon demand to repay to

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  the Company all but $5,000.00 of the Employment Agreement Section 4.2.2 separation amounts and benefits paid to me, and the foregoing covenants in this paragraph (3) shall not affect the validity of this Waiver and Release Agreement and shall not be deemed to be a penalty nor a forfeiture.

(4)
To the extent permitted by law, I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

(5)
To the extent permitted by law, I further waive, release, and discharge Releasees from any reinstatement rights which I have or could have and I acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.

(6)
I agree that I shall not take any actions or make any statements to the public, the media, future employers, current, former or future Company employees, or any other third party whatsoever that disparage or reflect negatively on the Releasees.

(7)
I further agree from and after my [date of Termination Date] Termination Date to make myself available to the Company to provide reasonable cooperation and assistance to the Company with respect to areas and matters in which I was involved during my employment, including any threatened or actual litigation concerning the Company, and to provide to the Company, if requested, information and counsel relating to ongoing matters of interest to the Company. The Company will, of course, take into consideration your personal and business commitments, will give you as much advance notice as reasonably possible, and ask that you be available at such time or times as are reasonably convenient to you and the Company. The Company agrees to (i) reimburse you for the actual out-of-pocket expenses you incur as a result of your complying with this provision, subject to your submission to the Company of documentation substantiating such expenses as the Company may require, and (ii) after [two years after Termination Date], pay you for your time at the rate of Two Hundred Dollars ($200.00) per hour.

(8)
I further agree that if I breach Section 5 and/or 6 of the Employment Agreement and/or Paragraphs (6) or (7) above, in addition to any other of the Company's rights and legal remedies (a) the Company shall be entitled to receive without bond an injunction to restrain any such breach, (b) the Company shall not be obligated to make payment of the Employment Agreement Section 4.2.2 separation amounts and benefits to me, and (c) I shall be obligated to pay to the Company its costs and expenses in enforcing Section 5 and/or 6 of the Employment Agreement and/or Paragraphs (6) or (7) above (including court costs, expenses and reasonable legal fees).

(9)
I acknowledge that I have been given at least twenty-one (21) days to consider this Waiver and Release Agreement thoroughly and I was encouraged to consult with my personal attorney or representative at my own expense, if desired, before signing below.

(10)
I understand that I may revoke this Waiver and Release Agreement within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven day period to the Company's President and Chief Executive Officer. I further understand that if I revoke this Waiver and Release Agreement, I shall not receive the Employment Agreement Section 4.2.2 separation amounts and benefits.

(11)
I also understand that the Employment Agreement Section 4.2.2 separation amounts and benefits which I will receive in exchange for signing and not later revoking this Waiver and Release Agreement are in addition to anything of value to which I am already entitled.

(12)
I FURTHER UNDERSTAND THAT THIS WAIVER AND RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS TO DATE.

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(13)
I acknowledge and agree that if any provision of this Waiver and Release Agreement is found, held, or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of the Waiver and Release Agreement shall continue in full force and effect.

(14)
This Waiver and Release Agreement is deemed made and entered into in the State of New Jersey without giving effect to its choice of laws provisions, and in all respects shall be interpreted, enforced and governed under applicable federal law and in the event reference shall be made to State law, the internal laws of the State of New Jersey. Any dispute under this Waiver and Release Agreement shall be adjudicated by a court of competent jurisdiction in the State of New Jersey.

(15)
I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Waiver and Release Agreement and that I voluntarily enter into this Waiver and Release Agreement by signing below.
John T. La Duc
(Date)

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QuickLinks

  EXHIBIT 99.2
EMPLOYMENT AGREEMENT
ATTACHMENT A RELOCATION PROGRAM
ATTACHMENT B FOSTER WHEELER LTD. WAIVER AND RELEASE AGREEMENT